Exhibit 99.1

PRESS RELEASE
ARUBA NETWORKS ANNOUNCES FISCAL THIRD QUARTER 2007 FINANCIAL RESULTS
Revenues Increase 30% Quarter-over-Quarter and 65% Year-over-Year
SUNNYVALE, California, May 24, 2007 — Aruba Networks, Inc. (NASDAQ: ARUN), a global leader in secure mobility solutions, today released financial results for the fiscal third quarter ended April 30, 2007.
Revenues for the fiscal third quarter of 2007 were approximately $34.7 million, increasing 65% from $21.0 million reported in the third quarter of last year. GAAP net loss for the fiscal third quarter of 2007 was $9.3 million, or $0.26 per share, compared to a net loss of $1.5 million, or $0.13 per share in the fiscal third quarter of 2006. Aruba’s third quarter of 2007 GAAP results included $4.5 million of non-cash stock-based expenses and non-cash warrant valuation expenses of $5.9 million.
Excluding the impact of stock-based and warrant valuation expenses in all periods, non-GAAP net income for the fiscal third quarter of 2007 was $1.0 million, or $0.01 per diluted share, compared to a non-GAAP net loss of $1.1 million, or $0.10 per share, in the fiscal third quarter of 2006.
“Our momentum in the marketplace is reflected in our revenue growth, which increased during the quarter on both a sequential and year-over-year basis,” said Dominic Orr, president and chief executive officer of Aruba Networks. “CIOs are increasingly striving to provide the benefits of true enterprise mobility but traditional approaches to network perimeter security are being compromised by the proliferation of wireless access devices with little or no security. Aruba is growing because it provides a new layer of user-centric, secure mobility that resolves this issue and clearly differentiates its solutions from competing port-centric product offerings. This differentiation of our technology is reflected in our strong competitive positioning with the Global 2000 customers and large scale deployments.”
“During the third quarter, we continued to add new customers at a rapid rate and now have over 2,400 customers with key Q3 additions including Fortune 100 companies, government agencies and leading universities,” commented Mr. Orr. “Our strong revenue growth was driven by new customer additions and increased orders from our existing customer base as they steadily expanded the roll-out of Aruba technology throughout their network.”
“During the third quarter, we made improvements in growing our revenues, gross margin and operating margin,” said Steffan Tomlinson, chief financial officer of Aruba Networks. “Improved leverage in our supply chain, channel and product mix, as well as a number of items that are not expected to recur, positively impacted gross margins. While we expect some normal quarterly fluctuation in our future gross margins, we believe that we are recognizing the benefits of operating leverage and our efforts to improve our business model.”
Recent Highlights
•	Aruba successfully completed its initial public offering, raising $91.8 million, net of underwriting discounts and other transaction expenses.

•	Aruba announced the appointment of Ryoji Tsuchimoto as the new president of Aruba’s wholly-owned Japanese subsidiary, Aruba Networks Japan KK. The appointment culminated a series of expansions throughout the Asia Pacific region by Aruba.

Aruba Networks Third Quarter 2007 Page 2
•	Aruba introduced Secure Enterprise Mesh technology that is designed to enable a converged data, voice, and video network to be deployed or expanded without installing any new data wiring. Designed for applications in which highly reliable, secure communications are important, typical uses include campus video surveillance, remote building interconnections, and disaster recovery operations. The Secure Enterprise Mesh technology was awarded the Best of Interop Las Vegas 2007 award in the Wireless and Mobility category.

•	Aruba announced the certification of Aruba’s Mobile Edge Architecture by Polycom for use with its SpectraLink NetLink 8000 Series Wireless Telephones. The interoperability certification provides assurance that the phones can be used seamlessly with Aruba’s wireless LAN and client-to-core security without concern for system incompatibilities.

•	Aruba introduced Mobile Access Point and Mobile Voice Continuity software products which are designed to provide mobile users with the same phone and secure network access while away from the office as they enjoy at work. The Mobile Access Point software provides “follow-me security” by enabling role-based user access controls, a stateful firewall, and HotelConnect™, a unique feature that is designed to allow road warriors to access hotel Internet connections that would otherwise be blocked by the hotel’s billing system. The Mobile Voice Continuity software automatically and transparently manages dual-mode phone data and phone call transfers between Aruba’s wireless LAN and a cellular network. This enterprise FMC solution is carrier-independent and compatible with SIP-based IP PBXs.

•	Aruba also announced its new Aruba Solutions Partner Program, a two-level program that validates the compatibility and interoperability of partner products with Aruba’s secure mobility solutions. The goal of the program is to enhance the out-of-box deployment experience of integrators and end users by pre-testing products to ensure that they can be easily integrated, thereby reducing deployment time and costs.

•	Aruba announced a strategic distribution agreement with Westcon Group, Inc., one of the world’s leading specialty distributors of networking, security, mobility and convergence, under which Westcon will market and distribute Aruba’s entire secure mobility and wireless LAN product line throughout the Americas, Europe, the Middle East, and Africa.

•	The Company’s Aruba 800 Mobility Controller was awarded a ‘Best Buy’ rating in a wireless security product review conducted by Secure Computing Magazine.
Conference Call Information
Aruba will host a conference call for analysts and investors to discuss its fiscal third quarter results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live webcast of the conference call will also be accessible from the “Investor Relations” section of the Company’s website at www.arubanetworks.com. Following the webcast, an archived version will be available on the website for twelve months. To hear the replay, parties in the United States and Canada should call 800-405-2236 and enter passcode 11089750. International parties can access the replay at 303-590-3000 and should enter passcode 11089750.
Forward Looking Statements
This press release contains forward-looking statements, including statements relating to Aruba’s business model, market positioning, momentum in the marketplace, expected future benefits of greater operating leverage and expectations regarding its strategic distribution agreement with Westcon Group, Inc. These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause Aruba’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; shortages or price fluctuations in our supply chain; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; as well as those risks and uncertainties

Aruba Networks Third Quarter 2007 Page 3
included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Aruba’s Registration Statement on Form S-1 dated March 26, 2007, which is on file with the SEC and is available on Aruba’s investor relations website at www.arubanetworks.com and on the SEC website at www.sec.gov. Additional information will also be set forth in Aruba’s report on Form 10-Q for the quarter ended April 30, 2007, which will be filed with the SEC in June 2007. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP net income and non-GAAP earnings per share (EPS). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Non-GAAP net income and EPS. Aruba defines non-GAAP net income as net income plus stock-based and warrant valuation expenses. Aruba defines non-GAAP EPS as non-GAAP net income divided by the weighted average diluted shares outstanding as of April 30, 2007. Aruba’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the company’s performance by excluding certain expenses that may not be indicative of Aruba’s “recurring core business operating results,” meaning the company’s operating performance excluding non-cash charges, such as stock-based and warrant valuation expenses. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FAS 123R, Aruba’s management believes that providing these non-GAAP financial measures allows investors to analyze Aruba’s recurring core business operating results over multiple periods and compare these results with those of other companies, as well as providing management with an important tool for financial and operational decision making and for evaluating the company’s recurring core business operating results over different periods of time.
There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. First, these non-GAAP financial measures exclude some costs, namely, stock-based expenses, that are recurring. Stock-based expenses have been and will continue to be for the foreseeable future a significant recurring expense in Aruba’s business. Second, stock-based awards are an important part of Aruba’s employees’ compensation and impacts their performance. Third, the components of the costs that Aruba excludes in its calculation of non-GAAP net income may differ from the components that its peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. The accompanying tables have more details on these non-GAAP financial measures, including reconciliations between these financial measures and their most directly comparable GAAP equivalents.
A copy of this press release can be found on the investor relations page of Aruba Networks’ website at www.arubanetworks.com.
# # #
About Aruba Networks, Inc.
Aruba Networks provides an enterprise mobility solution that enables secure access to data, voice and video applications across wireless and wireline enterprise networks. The Aruba Mobile Edge Architecture allows end-users to roam to different locations within an enterprise campus or office building, as well as to remote locations such as branch and home offices, while maintaining secure and consistent access to all of their network resources. Using the Aruba Mobile Edge Architecture, IT departments can manage user-

Aruba Networks Third Quarter 2007 Page 4
based network access and enforce application delivery policies from a single integrated point of control in a consistent manner. Aruba’s user-centric enterprise mobility solution integrates the ArubaOS operating system, optional value-added software modules, a centralized mobility management system, high-performance programmable mobility controllers, and wired and wireless access points. Based in Sunnyvale, California, Aruba has operations in the United States, Europe, the Middle East and Asia Pacific, and employs staff around the world. To learn more, visit Aruba at http://www.arubanetworks.com.
# # #

IR Contacts
Aruba Networks, Inc.	The Blueshirt Group, Investor Relations
Steffan Tomlinson	Chris Danne
Chief Financial Officer	+1-415-217-7722
+1-408-754-3058	mailto: chris@blueshirtgroup.com
ir@arubanetworks.com
Aruba Networks is a registered trademark, and Aruba The Mobile Edge Company and Mobile Edge Architecture are trademarks of Aruba Networks, Inc. All other trademarks or registered trademarks are the property of their respective holders. Portions © 2007 Aruba Networks, Inc. All rights reserved. Specifications are subject to change without notice.

Aruba Networks Third Quarter 2007 Page 5
Aruba Networks, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	April 30,	July 31,
	2007	2006
Assets

Current assets:
Cash and cash equivalents	$109,726	$9,263
Accounts receivable, net	18,659	13,296
Inventory	9,573	6,093
Deferred costs	2,756	3,360
Prepaids and other	1,974	1,758

Total current assets	142,688	33,770

Property and equipment, net	3,610	1,971
Deferred costs	964	1,960
Other assets	468	316

Total other assets	5,042	4,247

Total assets	$147,730	$38,017

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable	$7,568	$4,385
Accrued liabilities	10,517	8,062
Income taxes payable	306	216
Equipment loans payable	108	613
Deposit for Series D redeemable convertible preferred stock	—	19,329
Deferred revenue	13,414	11,637

Total current liabilities	31,913	44,242

Deferred revenue	5,315	6,803
Other long-term liabilities	—	1,963

Total liabilities	37,228	53,008

Redeemable convertible preferred stock: $.00001 par value; 0 and 46,445 shares authorized at April 30, 2007 and July 31, 2006; 0 and 45,108 shares issued and outstanding at April 30, 2007 and July 31, 2006; liquidation preference: $0 and $58,213 at April 30, 2007 and July 31, 2006	—	58,009

Stockholders’ equity (deficit)
Preferred Stock: $.0001 par value; 10,000 and 0 shares authorized at April 30, 2007 and July 31, 2006; no shares issued and outstanding at April 30, 2007 and July 31, 2006	—	—
Common Stock: $.0001 par value; 350,000 and 95,440 shares authorized at April 30, 2007 and July 31, 2006; 76,769 and 15,257 shares issued and outstanding at April 30, 2007 and July 31, 2006	8	2
Additional paid-in capital	208,239	6,075
Deferred stock-based compensation	—	(2,364)
Accumulated deficit	(97,745)	(76,713)

Total stockholders’ equity (deficit)	110,502	(73,000)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$147,730	$38,017

Aruba Networks Third Quarter 2007 Page 6
Aruba Networks, Inc.
Consolidated Statements of Operations
(On a GAAP basis)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2007	2006	2007	2006
Revenues:
Product	$29,777	$13,308	$71,545	$26,352
Professional services and support	3,816	969	8,593	1,409
Ratable product and related professional services and support	1,068	6,673	5,675	20,844

Total revenues	34,661	20,950	85,813	48,605

Cost of revenues:
Product	8,921	5,278	24,784	10,428
Professional services and support	1,138	779	3,443	1,584
Ratable product and related professional services and support	397	2,288	2,088	8,668

Total cost of revenues	10,456	8,345	30,315	20,680

Gross profit	24,205	12,605	55,498	27,925

Operating expenses:
Research and development	6,890	3,760	17,752	10,377
Sales and marketing	16,240	8,664	39,194	23,585
General and administrative	4,889	1,639	10,897	4,029

Total operating expenses	28,019	14,063	67,843	37,991

Operating loss	(3,814)	(1,458)	(12,345)	(10,066)

Other income (expense), net
Interest income	567	145	876	451
Interest expense	(22)	(78)	(85)	(254)
Other income (expense), net	(5,935)	(52)	(9,185)	(673)

Total other income (expense), net	(5,390)	15	(8,394)	(476)

Loss before income tax provision and cumulative effect of change in accounting principle	(9,204)	(1,443)	(20,739)	(10,542)

Income tax provision	82	82	293	88

Loss before cumulative effect of change in accounting principle	(9,286)	(1,525)	(21,032)	(10,630)

Cumulative effect of change in accounting principle	—	—	—	66

Net loss	$(9,286)	$(1,525)	$(21,032)	$(10,564)

Shares used in computing net loss per common share, basic	36,363,193	11,739,699	21,207,480	10,706,314
Net loss per common share, basic	(0.26)	(0.13)	(0.99)	(0.99)

Shares used in computing net loss per common share, diluted	36,363,193	11,739,699	21,207,480	10,706,314
Net loss per common share, diluted	(0.26)	(0.13)	(0.99)	(0.99)

Aruba Networks Third Quarter 2007 Page 7
Aruba Networks, Inc.
Consolidated Statements of Operations
(GAAP to Non-GAAP Reconciliation)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2007	2006	2007	2006

GAAP net loss	$(9,286)	$(1,525)	$(21,032)	$(10,564)

Plus:
a) Stock-based expenses	4,460	355	7,963	976
b) Revaluation of warrants to fair value	5,874	22	8,992	606

Non-GAAP net income (loss)	$1,048	$(1,148)	$(4,077)	$(8,982)

GAAP net loss per common share	$(0.26)	$(0.13)	$(0.99)	$(0.99)

Plus:
a) Stock-based expenses	0.12	0.03	0.38	0.09
b) Revaluation of warrants to fair value	0.15	0.00	0.42	0.06

Non-GAAP net income (loss) per common share	$0.01	$(0.10)	$(0.19)	$(0.84)

Shares used in computing diluted GAAP net loss per common share	36,363,193	11,739,699	21,207,480	10,706,314

Shares used in computing diluted Non-GAAP net income (loss) per common share	82,296,792	11,739,699	21,207,480	10,706,314

Aruba Networks Third Quarter 2007 Page 8
Aruba Networks, Inc.
Consolidated Statements of Operations (As a Percentage of Total Revenues)
(Unaudited)

	On a GAAP Basis
	Three Months Ended
	April 30,
	2007	2006

Revenues:
Product	85.9%	63.5%
Professional services and support	11.0%	4.6%
Ratable product and related professional services and support	3.1%	31.9%

Total revenues	100.0%	100.0%

Cost of revenues:
Product	25.7%	25.2%
Professional services and support	3.4%	3.7%
Ratable product and related professional services and support	1.1%	10.9%

Total cost of revenues	30.2%	39.8%

Gross profit	69.8%	60.2%

Operating expenses:
Research and development	19.9%	18.0%
Sales and marketing	46.8%	41.4%
General and administrative	14.1%	7.8%

Total operating expenses	80.8%	67.2%

Operating loss	(11.0%)	(7.0%)

Other income (expense), net
Interest income	1.6%	0.7%
Interest expense	(0.1%)	(0.4%)
Other income (expense), net	(17.1%)	(0.2%)

Total other income (expense), net	(15.6%)	0.1%

Loss before income tax provision	(26.6%)	(6.9%)

Income tax provision	0.2%	0.4%

Net loss	(26.8%)	(7.3%)

Aruba Networks Third Quarter 2007 Page 9
Aruba Networks, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2007	2006	2007	2006

Cash flows from operating activities
Net loss	$(9,286)	$(1,525)	$(21,032)	$(10,564)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	542	414	1,384	1,133
Provision for doubtful accounts	171	27	333	227
Write downs for excess and obsolete inventory	299	193	1,108	601
Compensation related to stock options and share awards	3,046	355	6,549	976
Net realized gains on short-term investments	—	—	—	(1)
Stock issued to charitable foundation	1,415	—	1,415	—
Non-cash interest expense	14	43	45	132
Change in carrying value of preferred stock warrant liability	5,874	22	8,992	606
Loss on disposal of fixed assets	—	—	5	—
Changes in operating assets and liabilities:
Accounts receivable	(3,318)	(744)	(5,696)	(1,805)
Inventory	1,751	(658)	(4,588)	(3,606)
Prepaids and other	1,579	(400)	103	(475)
Deferred costs	(69)	2,895	1,600	2,427
Other assets	(57)	(128)	(152)	(190)
Accounts payable	1,672	1,818	3,183	(3)
Deferred revenue	724	(5,605)	289	85
Other current and noncurrent accrued liabilities	(7,104)	360	2,770	360
Income taxes payable	(5)	(1)	90	134

Net cash used in operating activities	(2,752)	(2,934)	(3,602)	(9,963)

Cash flows from investing activities
Proceeds from sales and maturities of short-term investments	—	—	—	900
Purchases of property and equipment	(1,110)	(475)	(3,028)	(1,689)

Net cash used in investing activities	(1,110)	(475)	(3,028)	(789)

Cash flows from financing activities
Repayments on equipment loan obligations	(157)	(315)	(546)	(924)
Deposit for Series D redeemable convertible preferred stock, net	—	—	—	19,232
Cash received under stock issuance agreement	317	165	2,104	810
Payment of offering costs	—	—	(420)	—
Proceeds from issuance of redeemable convertible preferred stock, net	—	—	10,597	—
Proceeds from initial public offering, net	91,809	—	91,809	—
Proceeds from issuance of common stock	2,695	130	3,490	354

Net cash provided by (used in) financing activities	94,664	(20)	107,034	19,472

Effect of exchange rate changes on cash and cash equivalents	26	(1)	59	(6)

Net increase (decrease) in cash and cash equivalents	90,828	(3,430)	100,463	8,714

Cash and cash equivalents, beginning of period	18,898	16,437	9,263	4,293

Cash and cash equivalents, end of period	$109,726	$13,007	$109,726	$13,007

Supplemental disclosure of cash flow information
Income taxes paid	$90	$82	$177	$107
Interest paid	7	30	35	114

Supplemental disclosure of non-cash investing and financing activities
Reclassification of warrant liability to equity upon initial public offering	9,933	—	9,933	—
Reclassification of non-current liability to equity upon initial public offering	3,500	—	3,500	—
Reclassification of preferred stock warrants to liability	—	—	—	340